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                                EXHIBIT (8)(k)(3)

                   AMENDMENT NO. 20 TO PARTICIPATION AGREEMENT
                              (AEGON/TRANSAMERICA)

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                               AMENDMENT NO. 20 TO
                          PARTICIPATION AGREEMENT AMONG
                      AEGON/TRANSAMERICA SERIES FUND, INC.,
                      TRANSAMERICA LIFE INSURANCE COMPANY,
                       AUSA LIFE INSURANCE COMPANY, INC.,
                     PEOPLES BENEFIT LIFE INSURANCE COMPANY,
               TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY AND
                 TRANSAMERICA LIFE INSURANCE AND ANNUITY COMPANY

         Amendment No. 20 to the Participation Agreement among AEGON/Transamerica Series Fund, Inc., (the "Fund"), Transamerica Life Insurance Company ("Transamerica"), AUSA Life Insurance Company, Inc. ("AUSA Life"), Peoples Benefit Life Insurance Company ("Peoples"), Transamerica Occidental Life Insurance Company ("TOLIC") and Transamerica Life Insurance and Annuity Company ("TALIAC") dated July 1, 1992, as amended ("Participation Agreement").

         WHEREAS, Transamerica, has registered or will register certain variable annuity contracts (the "Contracts") and certain variable life insurance policies (the "Policy") under the Securities Act of 1933; and

         WHEREAS, Transamerica Life Insurance Company of New York ("TONY"), an affiliate of Transamerica, AUSA Life, Peoples, TOLIC and TALIAC has registered or will register certain variable annuity contracts and/or variable life insurance policies (both the contracts and policies, collectively, "Policies") under the Securities Act of 1933; and

         WHEREAS, Transamerica has, by resolution of its Board of Directors, duly organized and established the Separate Account VA K, Separate Account VA H, Separate Account VA G, Separate Account VA-2L and Separate Account VL A and TONY has, by resolution of its Board of Directors, duly organized and established the Separate Account VA-2LNY (the "Accounts") as segregated asset accounts to receive, set aside and invest assets attributable to net premiums and payments received under the Contracts and Policy and such variable annuity contracts and variable life insurance policy will be partly funded by the Fund; and

         WHEREAS, Transamerica and TONY has registered or will register the Accounts as unit investment trusts under the Investment Company Act of 1940, as amended; and

         WHEREAS, to the extent permitted by applicable insurance law and regulation, Transamerica and TONY intend to purchase shares in one or more of the portfolios of the Fund to fund their respective Contracts and Policy on behalf of the Accounts, as specified in Schedule A attached to this Amendment, as such Schedule A is amended by this Amendment No. 20, and as Schedule A may be amended from time to time; and

         WHEREAS, each of the current parties is desirous of adding Transamerica New York as a party, subject to the same terms and conditions, to the Agreement.

         NOW, THEREFORE, IT IS HEREBY AGREED that Transamerica, through its separate accounts, Separate Account VA K, Separate Account VA H, Separate Account VA G, Separate Account VA-2L and Separate Account VL A and TONY, through its separate account, Separate Account VA-2LNY, will purchase and redeem shares issued by the Fund, subject to the terms and conditions of the Participation Agreement. It is also agreed that Schedule A to the Participation Agreement is hereby amended to add the Separate Account VA K, Separate Account VA H, Separate Account VA G, Separate Account VA-2L, Separate Account VL A and

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Separate Account VA-2LNY, as additional "Accounts;" to add the Retirement Income
Builder Variable Annuity, Retirement Income Builder III Variable Annuity,
Dreyfus Advisor Advantage Variable Annuity, Dreyfus Access Advantage Variable Annuity, Dreyfus/Transamerica Triple Advantage(R) Variable Annuity contracts and the Transamerica Variable Life policy issued by Transamerica and the Dreyfus/Transamerica Triple Advantage(R) Variable Annuity (NY) contract issued by TONY, to the list of "Policies;" and to delete reference to the Transamerica Landmark ML Variable Annuity contract from the list of "Policies;" and to add the Van Kampen Money Market Portfolio, the Van Kampen Asset Allocation
Portfolio, the Van Kampen Active International Allocation Portfolio, the Transamerica U.S. Government Securities Portfolio, the Transamerica Growth Opportunities Portfolio, the Transamerica Equity Portfolio, Transamerica Convertible Securities Portfolio, the T. Rowe Price Growth Stock Portfolio, the
T. Rowe Price Equity Income Portfolio, the Protected Principal Stock Portfolio, the PIMCO Total Return Portfolio, the Moderately Aggressive Asset Allocation Portfolio, the Moderate Asset Allocation Portfolio, the MFS High Yield
Portfolio, the Jennison Growth Portfolio, the Janus Growth II Portfolio, the Janus Balanced Portfolio the J.P. Morgan Enhanced Index Portfolio, the Dreyfus Small Cap Value Portfolio, the Conservative Asset Allocation Portfolio, the Capital Guardian Value Portfolio, the Capital Guardian U.S. Equity Portfolio, the Capital Guardian Global Portfolio, and the Aggressive Asset Allocation Portfolio to the list of "Portfolios", to delete reference to the C.A.S.E.
Growth Portfolio and to delete reference to the AEGON Balanced Portfolio, to change the name of the J.P. Morgan Real Estate Securities Portfolio to Clarion Real Estate Securities Portfolio, to change the name of the NWQ Value Equity Portfolio to PBHG/NWQ Value Select Portfolio, to change Pilgrim Baxter Mid Cap Growth to PBHG to Mid Cap Growth and to change the name of the J.P. Morgan Money Market Portfolio to Transamerica Money Market Portfolio of the
AEGON/Transamerica Series Fund, Inc.

         IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of May 1, 2002.

TRANSAMERICA LIFE INSURANCE                 AEGON/TRANSAMERICA SERIES
COMPANY                                     FUND, INC.
By its authorized officer                   By its authorized officer


By:  /s/ Larry N. Norman                    By: /s/ John K. Carter
    --------------------------------            --------------------------------
     Larry N. Norman                            John K. Carter
     Title:  President                          Title: Vice President, Secretary
                                                       and General Counsel


AUSA LIFE INSURANCE                         PEOPLES BENEFIT LIFE
COMPANY, INC.                               INSURANCE COMPANY
By its authorized officer                   By its authorized officer


By: /s/Larry N. Norman                      By: /s/ Larry N. Norman
     -------------------------------            --------------------------------
     Larry N. Norman                            Larry N. Norman
     Title:  Vice President                     Title: Executive Vice President

TRANSAMERICA OCCIDENTAL LIFE                TRANSAMERICA LIFE INSURANCE
INSURANCE COMPANY                           AND ANNUITY COMPANY
By its authorized officer                   By its authorized officer

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By:      /s/ Priscilla I. Hechler            By: /s/ Priscilla I. Hechler
    ----------------------------------------     --------------------------
     Priscilla I. Hechler                        Priscilla I. Hechler
     Title: Assistant Vice President and         Title: Assistant Vice President
            Assistant Secretary                         and Assistant Secretary

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                               AMENDED SCHEDULE A
                              Effective May 1, 2002
                    Account(s), Policy(ies) and Portfolio(s)
                     Subject to the Participation Agreement

Accounts:    Separate Account VA B
             Separate Account VA BNY
             Mutual Fund Account
             Separate Account VA A
             Separate Account VA C
             Separate Account VA D
             Retirement Builder Variable Annuity Account AUSA Life
             Insurance Company, Inc. Separate Account C Peoples Benefit
             Life Insurance Company Separate Account V Legacy Builder
             Variable Life Separate Account AUSA Series Life Account AUSA
             Series Annuity Account Transamerica Occidental Life Separate
             Account VUL-3 Separate Account VA E Separate Account VA F
             Transamerica Occidental Life Separate Account VUL-4
             Transamerica Occidental Life Separate Account VUL-5
             Transamerica Life Insurance and Annuity Company on behalf
                      of its Separate Account VA-8
             Separate Account VA J
             Transamerica Occidental Life Separate Account VUL-6
             TA PPVUL 1
             Separate Account K
             Separate Account H
             Separate Account G
             Separate Account VA-2LNY
             Separate Account VA-2L
             Separate Account VL A

Policies:    Transamerica Landmark Variable Annuity
             AUSA Landmark Variable Annuity
             The Atlas Portfolio Builder Variable Annuity
             Transamerica EXTRA Variable Annuity
             Transamerica Access Variable Annuity
             Retirement Income Builder II Variable Annuity
             AUSA & Peoples - Advisor's Edge Variable Annuity
             Peoples - Advisor's Edge Select Variable Annuity
             Legacy Builder Plus
             AUSA Financial Freedom Builder
             Transamerica Elite
             Privilege Select Variable Annuity
             Estate Enhancer Variable Life

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                         AMENDED SCHEDULE A (continued)

Policies (continued):

                  TransSurvivor Life Variable Universal Life
                  TransMark Optimum Choice Variable Annuity
                  TransUltra(R) Variable Universal Life
                  AUSA Freedom Elite Builder
                  AUSA Premier Variable Annuity
                  Immediate Income Builder II
                  Premier Asset Builder Variable Annuity
                  TransAccumulator VUL cv
                  AUSA Freedom Wealth Protector
                  Advantage V
                  Retirement Income Builder Variable Annuity
                  Retirement Income Builder III Variable Annuity
                  Dreyfus Advisor Advantage Variable Annuity
                  Dreyfus Access Advantage Variable Annuity
                  Dreyfus/Transamerica Triple Advantage(R) Variable Annuity (NY) Dreyfus/Transamerica Triple Advantage(R) Variable Annuity Transamerica Variable Life

Portfolios:       AEGON/Transamerica Series Fund, Inc.
                           Janus Growth
                           AEGON Bond
                           Transamerica Money Market
                           Janus Global
                           LKCM Strategic Total Return
                           Van Kampen Emerging Growth
                           Alger Aggressive Growth
                           Federated Growth & Income
                           PBHG/NWQ Value Select
                           GE U.S. Equity
                           Clarion Real Estate Securities
                           T. Rowe Price Dividend Growth
                           T. Rowe Price Small Cap
                           Goldman Sachs Growth
                           PBHG Mid Cap Growth
                           Salomon All Cap
                           Dreyfus Mid Cap
                           Third Avenue Value
                           Transamerica Value Balanced
                           Great Companies - America(SM)
                           Great Companies - Technology(SM)
                           Value Line Aggressive Growth

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                         AMENDED SCHEDULE A (continued)

Portfolios:  AEGON/Transamerica Series Fund, Inc. (continued)

                           Gabelli Global Growth
                           Great Companies - Global/2/
                           LKCM Capital Growth
                           American Century International
                           American Century Income & Growth
                           Munder Net50
                           BlackRock Large Cap Value
                           BlackRock Mid Cap Growth
                           BlackRock Global Science & Technology
                           Aggressive Asset Allocation
                           Capital Guardian Global
                           Capital Guardian U.S. Equity
                           Capital Guardian Value
                           Conservative Asset Allocation
                           Dreyfus Small Cap Value
                           J.P. Morgan Enhanced Index
                           Janus Balanced
                           Janus Growth II
                           Jennison Growth
                           MFS High Yield
                           Moderate Asset Allocation
                           Moderately Aggressive Asset Allocation
                           PIMCO Total Return
                           Protected Principal Stock
                           T. Rowe Price Equity Income
                           T. Rowe Price Growth Stock
                           Transamerica Equity
                           Transamerica Convertible Securities
                           Transamerica Growth Opportunities
                           Transamerica U.S. Government Securities
                           Van Kampen Active International Allocation
                           Van Kampen Asset Allocation
                           Van Kampen Money Market